Exhibit 99.1

Arch Therapeutics Announces Positive Safety Results for AC5 Surgical Hemostatic DeviceTM in Preclinical Toxicity Studies

Data Further Supports Non-Toxic Profile of AC5™

WELLESLEY, MA – March 23, 2015 -- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), developer of the AC5 Surgical Hemostatic Device™ (AC5TM) for use in controlling bleeding and fluid loss in order to provide faster and safer surgical and interventional care, obtained additional favorable preclinical data from two (2) planned standardized medical device safety studies in which AC5 was assessed for toxicity to cells and for contamination from pyrogens (toxins that cause fever) produced by bacterial cells. The tests are major components of the panel of biocompatibility testing that medical devices must typically complete successfully prior to use in humans.

In the cytotoxicity test, which is an in vitro study that assesses AC5 for toxicity to cells using cell cultures, AC5 tested in clinically relevant amounts was found to be non-toxic to cells (non-cytotoxic).

In the pyrogenicity test, which is an in vitro study that assesses AC5 for the presence of pyrogens, AC5 tested in clinically relevant amounts was found to be non-pyrogenic, which is a desirable characteristic. Pyrogens, also known as bacterial endotoxins, are certain toxins made by bacteria. A product that were to contain sufficient amounts of pyrogen or other cell-toxins could trigger immune responses with the potential for tissue damage and significant harm to patients.

The tests were conducted under guidelines provided by the International Organization for Standardization (ISO), the United States Pharmacopeia (USP), the American National Standards Institute (ANSI) and the Association for the Advancement of Medical Instrumentation (AAMI).

Arch Therapeutics President and CEO Terrence Norchi, MD, stated, “The favorable results demonstrated in these safety tests represent additional important milestones in the development of AC5 for planned use in humans. We continue to be pleased with the data generated, which continues to support a desirable safety profile for AC5.”

About Arch Therapeutics, Inc.
Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as the AC5 Surgical Hemostatic Device, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,
Terrence W. Norchi, MD
Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations
Toll Free: +1-855-340-ARTH (2784) (US and Canada)
Email: investors@archtherapeutics.com
Website: www.archtherapeutics.com

Or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com